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                                                                 EXHIBIT 10.23

                              June 30, 1995



American Rice, Inc.
16825 Northchase Drive
Suite 1500
Houston, Texas 77060



Re: Amendment No.1 to Financing Agreements



Gentlemen:

         Reference is made to the Accounts Financing Agreement [Security Agreement], dated May 24, 1993, between American Rice, Inc, ("Borrower") and Congress Financial Corporation ("Congress") (the "Accounts Agreement"); the Covenant Supplement to Accounts Financing Agreement [Security Agreement], dated May 24, 1993, between Borrower and Congress (the "Covenant Supplement"); the letter agreement re: Inventory Loans, dated May 24, 1993 by Borrower in favor of Congress (the "Inventory Loan Supplement"); the Guarantee and Waiver, dated May 24, 1993, by Comet Rice of Puerto Rico, Inc. ("Comet PR") in favor of Congress with respect to the obligations of Borrower; the Guarantee and Waiver, dated May 24, 1993, by Comet Ventures, Inc, ("Comet Ventures") with respect to the obligations of Borrower; the Guarantee and Waiver, dated May 24, 1993, by Rice Corporation of Haiti, S.A. ("Comet Haiti") with respect to the obligations of Borrower; the Guarantee and Waiver, dated May 24, 1993, by ERLY Industries, Inc, with respect to the obligations of Borrower; and the Trade Financing Agreement Supplement to Accounts Financing Agreement [Security Agreement], dated May 24, 1993 between Borrower and Congress (the "Trade Financing Supplement"), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower or any other person with, to or in favor of Congress in connection therewith (all of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Financing Agreements.

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

         1.      Definitions.

                 (a) Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the respective meanings given to them below and the Accounts Agreement (including all supplements thereto) shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:





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                 "Adjusted Eurodollar Rate" shall mean, with respect to each
Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States Dollars in a non-United States or an international banking office of the Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                 "Business Day" or "business day" shall mean (a) for the Prime Rate Loans, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Congress are open for the transaction of business, (b) for all Eurodollar Rate Loans, any such day as described in clause (a) above in this definition, excluding any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market, and (c) for all other purposes, any such day as described in clause (a) above in this definition,

                 "Comet Jamaica" shall mean Comet Rice of Jamaica, Ltd., a Jamaican corporation, and its successors and assigns,

                 "Comet Jamaica Guarantee" shall mean that certain Guarantee and Waiver, to be dated as of the date hereof, by Comet Jamaica in favor of Congress, pursuant to which Comet Jamaica absolutely and unconditionally guarantees to Congress, payment and performance of all of Borrower's Obligations to Congress, as the same now exists or may hereafter be amended, modified, supplemented, extended or replaced.

                 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

                 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which the Reference Bank is offered deposits of United States Dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Congress) on or about 9:00 a.m. (New York City time two (2) Business Day prior to the commencement





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of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with the Financing Agreements, with a maturity of comparable duration to the Interest Period selected by Borrower.

                 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

                 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one-half of one (.5%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three (3%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Congress of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate of three and one-half (3.5%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of six (6%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Congress' option, without notice, (a) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default and for so long as such Event of Default is continuing as determined by Congress and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under the Financing Agreements (whether or not such excess(es), arise or are made with or without Congress' knowledge or consent and whether made before or after an Event of Default).

                 "Loans" shall mean all loans and advances from time to time made by Congress to Borrower pursuant to the Financing Agreements.

                 "Participant" shall mean any person which at any time participates with Congress in respect of the Loans or other Obligations or any portion thereof.

                 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank,





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                 "Prime Rate Loans" shall mean any Loans or portions thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

                 "Reference Bank" shall mean CoreStates Bank, N.A., or such other bank as Congress may from time to time designate.

                 "Revolving Loans" shall mean any Prime Rate Loans and any Eurodollar Rate Loans now or hereafter made by Congress to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 of the Accounts Agreement and Section 2 of the Inventory Loan Supplement.

         (b) Interpretation. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.


         2.      Interest.

                 (a) Section 3.1 of the Accounts Agreement is hereby deleted in its entirety and replaced with the following, effective as of June 1, 1995:



                                  "13.1 (a) We shall pay to you interest on the
                          outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or following the termination or non-renewal hereof shall be payable on demand.

                                  (b)      We may from time to time request
                          that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from us shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by you of such a request from us, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be; provided, that, each of the following additional conditions are satisfied: (i) no Event of Default has occurred and is continuing, (ii) neither party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) we shall have complied with such customary procedures as are established by you and specified





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                          by you to us from time to time for requests by us for
                          Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods in the aggregate may be in effect with respect to Borrower at any one time, (v) the amount of the Eurodollar Rate Loans subject to a given Interest Period must be in the amount of $1,000,000 or an integral multiple thereof, (vi) the minimum aggregate amount of Eurodollar Rate Loans requested by us shall not be less than $5,000,000,
                          (vii) the maximum amount of the Eurodollar Rate Loans at any time requested by us shall not exceed the amount equal to seventy-five (75%) percent of the daily average of the principal amount of the Revolving Loans which it is anticipated will be outstanding on the last day of the applicable
                          Interest Period, as determined by you (but with no obligation on your part to make such Revolving
                          Loans), and (viii) you shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to you through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by us. Any request by us to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, you and the Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if you and the Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.



                                  (c)      Any Eurodollar Rate Loans shall
                          automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless you have received a request complying with the terms hereof to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at your option, upon notice by you to us, convert to Prime Rate Loans in the event that (i) an Event of Default has occurred and is continuing,
                          (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the aggregate principal amount of the Loans then outstanding. We shall pay to you, upon demand by you (or you may, at





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                          your option, charge to our Revolving Loan account)
                          any amounts required to compensate you, the Reference Bank or any Participant with you for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing. A certificate signed by you setting forth the basis for the termination of the amount necessary to compensate you as aforesaid shall be delivered to us and shall be conclusive, absent manifest error.

                                  (d)      The Interest Rate on non-contingent
                          Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.

                                  (e)      In no event shall charges
                          constituting interest payable by us to you hereunder exceed the Maximum Legal Rate.

                                  (f)      Notwithstanding anything to the
                          contrary contained herein, all Eurodollar Rate Loans shall, upon notice by you to us, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for you, the Reference Bank or any Participant to make or maintain any Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, by an amount deemed by you to be material, or (B) shall result in the increase in the costs to you, the Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans or (C) reduce the amounts received or receivable by you in respect thereof, by an amount deemed by you to be material or
                          (ii) the cost to you, the Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by you to be material. If the circumstances described in clauses (i)(B), (i)(C) or (ii) in this
                          Section 3.1(f) were to arise, in lieu of conversion to Prime Rate Loans, we shall have the option, upon written notice to you, for the balance of the Interest Period(s) for then-outstanding Eurodollar Rate Loans, of paying any and all increased costs to you, the Reference Bank and each Participant, together with aggregate amount by which the amounts received or receivable by you have been





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                          reduced in respect of such Eurodollar Rate Loans. In
                          the event of any conversion of Eurodollar Rate Loans to Prime Rate Loans, we shall pay to you, upon demand by you (or you may, at your option, charge to our Revolving Loan account) any amounts required to compensate you, the Reference Bank or any Participant with you for any loss (including loss of anticipated profits), cost or expense incurred by you or any such person as a result of any of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by you or any such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate signed by you setting forth the basis for the determination of such amount necessary to compensate you as aforesaid shall be delivered to us and shall be conclusive, absent manifest error.



                                  (g)      If any payments or prepayments in
                          respect of the Eurodollar Rate Loans are received by you other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under
                          Section 5 of this Agreement or any other payments made with the proceeds of Collateral, we shall pay to you upon demand by you (or you may, at your option, charge any of our loan accounts) any amounts required to compensate you, the Reference Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by you or any such person to make or maintain such Eurodollar Rate Loans or any portion thereof. You shall deliver to us a written statement of any such amounts required to compensate you, the Reference Bank or any Participant for any such losses or expenses referred to in this Section 3.1(g), and the amounts and allocation made by you of such losses or expenses shall be conclusive absent manifest error."


                 (b) Section 3.2 of the Accounts Agreement is hereby deleted in its entirety and replaced with the following:

                           "[INTENTIONALLY OMITTED]"

                 (c) All references in the Financing Agreements to the post-default-rate of interest previously set forth in Section 3.2





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of the Accounts Agreement are hereby amended to refer to the post-default rate of interest contained in Section 3.1 of the Accounts Agreement, as herein amended. All references in the Financing Agreements to the Annual Rate shall be deemed amended to mean and refer to the Interest Rate, as defined herein. All references in the Financing Agreements to the Index Rate shall mean, in the case of Prime Rate Loans, the Prime Rate as defined herein, and in the case of Eurodollar Rate Loans, the Adjusted Eurodollar Rate.

         3. Loan availability for Comet PR and Comet Ventures. Section 3.3 of the Covenant Supplement is hereby deleted in its entirety and replaced with the following:

                          "3.3 Certain Loan Availability for Comet PR and Comet
                 Ventures.

                 Borrower has advised Congress that it is in the best interests of Borrower, Comet PR and Comet Ventures to continue to conduct business through Comet PR and Comet Ventures. As an accommodation to Borrower, and at Borrower's request, Congress shall, solely for purposes of calculating Borrower's loan availability under the Financing Agreements, consider Accounts and Inventory of Comet PR and Accounts and Inventory of Comet Ventures as if they were owned by Borrower, subject to all of Congress' criteria for determining Eligible Accounts and Eligible Inventory and subject to the reserves, sublimits and other terms and conditions of the Financing Agreements; provided, however, that the maximum amount of Borrower's loan availability permitted (i) in respect of Accounts and Inventory of Comet PR so deemed Eligible Accounts or Eligible Inventory for lending purposes under the Financing Agreements shall not exceed $2,000,000 in the aggregate at any one time, and (ii) in respect of Accounts and Inventory of Comet Ventures so deemed Eligible Accounts or Eligible Inventory for lending purposes under the Financing Agreements shall not exceed $2,000,000 in the aggregate at any one time."



         4. Transactions with Affiliates. Sections 4.5(a) and (b) of the Covenant Supplement are hereby deleted in their entirety and replaced with the following:

                          "(a) purchase, acquire or lease any property or
                 receive any services, from, or sell, transfer or lease any property to, any Affiliate of Borrower or any agent or employee of Borrower, except the sale of Borrower's Inventory of rough rice, milled rice or rice products and byproducts, collectively ("Rice") to Comet PR, Comet Ventures, Comet Haiti and Comet Jamaica on prices and terms no less favorable than would have been obtained in an arm's length transaction with a non-affiliated Person; provided, however, that:





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                                  (i)      Borrower shall not ship or sell any
                          Rice to Comet Haiti if either (A) the aggregate amount of such Rice previously shipped or sold to Comet Haiti, and not yet paid for in cash received by Borrower from Comet Haiti and remitted to and received by Congress through the lockbox or blocked account established under the Accounts Agreement, exceeds either (1) an aggregate Value of $4,000,000 or (2) an aggregate quantity of two hundred thousand (200,000) hundredweight of Rice at any time not so paid for, remitted and received, or (B) if Congress determines that payment for such Rice in cash as aforesaid will be delayed, prohibited, limited or otherwise adversely affected by applicable law, regulation or any events or circumstances whatsoever;

                                  (ii)     Borrower shall not ship or sell any
                          Rice to Comet Jamaica if either (A) the aggregate amount of such Rice previously shipped or sold to Comet Jamaica, and not yet paid for in cash received and remitted to and received by Congress through the lockbox or blocked account established under the Accounts Agreement, exceeds either (1) an aggregate Value of $1,000,000 or (2) an aggregate quantity of fifty thousand (50,000) hundredweight of Rice at any time not so paid for, remitted and received, or (B) if Congress determines that payment for such Rice in cash as aforesaid will be delayed, prohibited, limited or otherwise adversely affected by applicable law, regulation or any events or circumstances whatsoever;

                                  (iii)    Borrower shall not ship or sell any
                          Rice to Comet PR if the aggregate Value of Rice shipped or sold to Comet PR on or after April 1, 1995 and not yet paid for in cash remitted to and received by Congress through the lockbox or blocked account established under the Accounts Agreement exceeds the sum of $2,000,000;

                                  (iv)     Borrower shall not ship or sell any
                          Rice to Comet Ventures if the aggregate Value of Rice shipped or sold to Comet Ventures on or after April 1, 1995 and not yet paid for in cash remitted to and received by Congress through the lockbox or blocked account established under the Accounts Agreement exceeds the sum of $2,500,000; and

                                  (v)      in the case of any shipment or sale
                          of Rice by Borrower to Comet PR, Comet Ventures or Comet Jamaica (A) Borrower shall require Comet PR, Comet Ventures and Comet Jamaica to cause their





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                          respective accounts payable to Borrower arising from
                          such shipment or sale of Rice to be paid by directing their respective account debtors to remit payment for such Rice and the products and byproducts made therefrom in cash directly to the lockbox or blocked account established under the Accounts Agreement, or
                          (B) if not so paid by such account debtors of Comet PR, Comet Ventures and Comet Jamaica, as provided in clause (A) of this Section 4.5(a)(v), Borrower shall, with respect to Rice shipped or sold on or after April 1, 1995, cause such Accounts to be paid by Comet PR, Comet Ventures and Comet Jamaica, as the case may be, in cash directly to such lockbox or blocked account, on or before the earlier of (x) one hundred twenty (120) days after purchase or receipt by Comet PR, Comet Ventures or Comet Jamaica of such Rice, or (y) ninety (90) days after shipment of such Rice or products or byproducts made therefrom by Comet PR, Comet Ventures or Comet Jamaica to their respective customers;

provided, further, that (i) if Borrower ships or sells any Rice to any of Comet PR, Comet Ventures, Comet Jamaica or Comet Haiti, and subsequently reacquires any such Rice or the products or byproducts made therefrom, and resells any such Rice or products or byproducts, the amount of the outstanding Accounts arising from such sales shall be considered as unpaid Rice sold to such Affiliates for purposes of the limitations set forth in the preceding proviso, until the account debtor has paid for such Rice in cash and such cash has been remitted to and received by Congress through the lockbox arrangements established under the Accounts Agreement and (ii) without limiting the rights of Congress as loss payee of insurance coverage for Borrower and its Affiliates, in the event any amount of such Rice shipped or sold to Comet PR, Comet Ventures, Comet Haiti or Comet Jamaica that has not yet been paid for in cash as required herein is lost, stolen, damaged or destroyed, unless Congress directly receives the proceeds of insurance coverage as loss payee thereof, Borrower shall cause the proceeds of any property or casualty insurance or other insurance received by Borrower or any of such Affiliates in respect of such lost, stolen, damaged or destroyed Rice to be remitted to and received by Congress through the lockbox or blocked account established under the Accounts Agreement for application to the Obligations;

                 (b) lend or advance money or property to any Affiliate or pay or agree to be liable for the Indebtedness of any Affiliate, except for:

                                  (i)      Comet's indemnity issued to ERLY
                          (which obligation has been assumed by Borrower pursuant to the Asset Acquisition Agreements upon consummation of the Acquisition), with respect to ERLY's existing guarantee of Comet's Indebtedness





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
                          to Banco de Lavoro, any payment pursuant to such indemnity being subject and subordinate to the prior indefeasible payment of all obligations; or

                                  (ii)     the Comet PR Guarantee, the Comet
                          Haiti Guarantee, the Comet Jamaica Guarantee and the Comet Ventures Guarantee; or

                                  (iii)    intercompany Indebtedness owed by
                          certain Affiliates of Borrower for Rice purchases or shipments from Borrower as permitted and subject to the limitations set forth in Section 4.5(a) hereof;"

         5. Tax Sharing Payments. Section 4.5(d) of the Covenant Supplement is hereby amended by deleting the proviso appearing at the end of clause (ii) of such Section.

         6. Collateral Monitoring Expenses, Section 4.21 of the Covenant Supplement and Section 9.5 of the Accounts Agreement are hereby deemed amended such that, prior to an Event of Default, all expenses incurred for services provided by the independent testing company referred to in Section 4.21 of the Covenant Supplement, and all expenses of Congress' field examiners referred to in Section 4.21 of the Covenant Supplement and Section 9,5 of the Accounts Agreement, shall be borne by Congress.

         7,      Eligible Accounts Backed by Letters of Credit.

                 (a) In the case of Eligible Accounts which are supported by an irrevocable commercial letter of credit having terms acceptable to Congress and either (i) issued by a bank acceptable to Congress in all respects or (ii) confirmed on terms and by a bank acceptable to Congress in all respects ("L/C Backed Accounts"), and subject to Borrower's compliance with the provisions of
Section 4.18 of the Covenant Supplement, the reference to the stated advance rate of eighty-five (85%) percent of the Net Amount of Eligible Accounts contained in Section 2.1 of the Accounts Agreement shall be deemed to refer to the stated advance rate of ninety (90%) percent of the Net Amount of L/C Backed Accounts in respect of such Eligible Accounts only.

                 (b) The reference to Section 4.17 of the Covenant Supplement contained in Rider 1.6 of the Accounts Agreement is hereby amended to refer to Section 4.18 of the Covenant Supplement.

         8. Inventory Advance Rate. Section 2 of the Inventory Loan Supplement is hereby amended by deleting the reference to "sixty (60%) percent" contained therein and replacing it with "seventy (70%) percent".





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
         9.      Letters of Credit.

                 (a) Section 1.3 of the Trade Financing Supplement is hereby deleted in its entirety and replaced with the following:



                                  "1.3     Our loan availability under the
                          Agreement and any other Supplements thereto shall be reduced (i) in the case of documentary Credits for the purchase of Eligible Inventory, by an amount equal to the sum of (A) fifty (50%) percent of the cost of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which you estimate must be paid in connection with such Inventory upon arrival and for delivery to one of our locations for Eligible Inventory within the United States, and (ii) if the Credit is for any other purpose, an amount equal to one hundred (100%) percent of such Credit. For purposes of applying the sublimits with respect to the amount of loans by you to us in respect of Eligible Inventory, as set forth in Sections 3 and 4 of the Inventory Loan Supplement, an amount equal to fifty (50%) percent of the cost of Eligible Inventory covered by outstanding Credits for the purchase thereof, shall be considered an outstanding loan in respect of Eligible Inventory pursuant to the Inventory Loan Supplement."

                 (b) Section 1.8 of the Trade Financing Supplement is hereby deleted in its entirety and replaced with the following:

                                  "1.8     In addition to all other fees,
                          charges and expenses payable under the Agreement, this Supplement, and in addition to all charges of any bank or other issuer or correspondent in connection with any Credit, we agree to pay to you a letter of credit fee at the rate of one and onequarter (1.25%) percent per annum on the daily outstanding balance of the Credits for each month (or part thereof), payable in arrears as of the first day of each month for the immediately preceding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and our Obligation to pay such fee shall survive the termination or non-renewal of the Agreement, Such fees and charges may, at your option, be charged to any of our loan account(s) with you."


         10. Term. The first sentence of Section 9.1 of the Accounts Agreement is hereby deleted in its entirety and replaced with the following:



                          "This Agreement shall become effective upon
                 acceptance by you and shall continue in full FORCE AND effect for a term ending May 24, 1996 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

         11.     Fees .

                 (a) Section 3.8 of the Account Agreement is hereby deleted in its entirety and replaced with the following:

                                  "3.8 If the average outstanding daily
                          principal balance of all Loans made and Credits provided by you to us under this Agreement or any supplement hereto in any calendar month shall be less than an amount equal to eighty (80%) percent of the Maximum Credit (such amount, the "Unused Line Base Amount"), we shall pay to you, on or before the tenth
                          (10th) day of the next succeeding calendar month, an unused line fee calculated at the rate of one-half of one (.5%) percent per annum upon the amount by which the Unused Line Base Amount exceeds the average outstanding daily principal balance of all such Loans and Credits to us in respect of such month."

                 (b) Section 3.9 of the Accounts Agreement is hereby amended by decreasing the monthly servicing fee payable thereunder from $20,000 per month to $10,000 per month, effective commencing with the servicing fee payable June 1, 1995.

                 (c) Section 9.2 of the Accounts Agreement is hereby deleted in its entirety and replaced with the following:

                          "9.2 If you terminate this Agreement upon the
                 occurrence of an Event of Default or at our request, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of your lost profits as a result thereof, we hereby agree to pay to you upon the effective date of such termination, an early termination fee in an amount equal to one (1%) percent of the Maximum Credit, if such termination occurs prior to the Renewal Date or, if this Agreement is renewed (automatically as provided herein or otherwise), if such termination occurs prior to any subsequent anniversary of the Renewal Date or other date through which this Agreement has been so renewed; it being understood and agreed that no early termination fee shall be payable to you, if, following timely notice by us to you of non-renewal in accordance with Section 9.1, we pay and satisfy all Obligations on the Renewal Date or on any subsequent anniversary of the Renewal Date or other date through which this Agreement has been renewed. The early termination fee payable as provided for herein shall be presumed to be the amount of damages sustained by you as a result of said early termination and we agree that it is reasonable under the circumstances currently existing. The early termination fee provided for herein shall be deemed included in the Obligations."



         12. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Congress pursuant to the Financing Agreements, Borrower hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

         (a) As of the date of this Amendment, no Event of Default exists or has occurred that is continuing and no event has occurred or condition exists that would, with notice or passage of time, or both, constitute an Event of Default.

         (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

         (c) Within twenty (20) days following the date hereof, Borrower shall cause to be delivered to Congress the following, each of which shall be in form and substance satisfactory to Congress:

                 (i) the Comet Jamaica Guarantee, duly executed and delivered by Comet Jamaica in favor of Congress;

                 (ii) such evidence of necessary corporate and/or shareholder approvals and/or governmental filings as shall be required by Congress in connection with the execution and delivery of the Comet Jamaica Guarantee; and

                 (iii) evidence of hazard and casualty insurance coverage with respect to the Inventory of Comet PR, Comet Ventures and Comet Jamaica, together with lender's loss payable endorsements in favor of Congress with respect to the coverage as to Inventory of Comet PR and Comet Ventures, in form and substance satisfactory to Congress.

         13. Conditions to Effectiveness of Amendment. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent:

         (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of this Amendment;

         (b) All representations and warranties contained herein, in the Accounts Agreement and in the other Financing Agreements shall be true and correct in all material respects; and

         (c) No Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

         14. Effect of this Amendment. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control,

         15. Further Assurances. Borrower shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment.

         16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

         17.     DISCLOSURE NOTICE.

                 (a) THIS WRITTEN AMENDMENT CONTAINS THE ENTIRE AND FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR NEGOTIATIONS, PROPOSALS, DISCUSSIONS, CORRESPONDENCE OR OTHER COMMUNICATIONS CONCERNING THE SUBJECT MATTER HEREOF THIS WRITTEN AMENDMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 (b) BORROWER ACKNOWLEDGES AND AGREES THAT THE STATEMENT SET FORTH IN THIS SECTION 17 SATISFIES THE REQUIREMENTS OF SECTION 26.02 OF THE BUSINESS AND COMMERCE CODE OF THE STATE OF TEXAS AND SHALL BE DEEMED INCORPORATED INTO THE AGREEMENT AND ALL OTHER FINANCING AGREEMENTS BY BORROWER WITH, TO OR IN FAVOR OF CONGRESS.

         If you are in agreement with the foregoing, please sign this Amendment in the appropriate space provided below, whereupon this Amendment shall become a binding agreement between Borrower and

Congress, and shall amend the Financing Agreements as provided herein as of the date and year first above written.


                                           Very truly yours,

                                           CONGRESS FINANCIAL CORPORATION

                                           By: /s/ KENNETH G. DONAHUE
                                              ----------------------------
                                           Title: Assistant Vice President
                                                  ------------------------

AGREED:

AMERICAN RICE, INC.

By: /s/ DOUGLAS A. MURPHY
   --------------------------
Title: President and Chief Executive Officer
       -------------------------------------

                            CONSENT AND AGREEMENT



         Each of the undersigned guarantors hereby consents to the foregoing Amendment, agrees to be bound by its terms applicable to it, and ratifies and confirms the terms of its Guarantee and Waiver in favor of Congress as applicable to all present and future indebtedness, liabilities and obligations of Borrower to Congress, including, without limitation, all indebtedness, liabilities and obligations under the Financing Agreements as amended hereby.


                                          COMET RICE OF PUERTO RICO, INC.

                                          By: /s/ JOHN S. POOLE
                                             ----------------------------
                                          Title: President
                                                 ------------------------


                                          COMET VENTURES, INC.

                                          By: /s/ DOUGLAS A. MURPHY
                                             ----------------------------
                                          Title: President
                                                 ------------------------


                                          RICE CORPORATION OF HAITI, S.A.

                                          By: /s/ DOUGLAS A. MURPHY
                                             ----------------------------
                                          Title: President
                                                 ------------------------


                                          COMET RICE OF JAMAICA, LTD.

                                          By: /s/ DOUGLAS A. MURPHY
                                             ----------------------------
                                          Title: President
                                                 ------------------------


                                          ERLY INDUSTRIES, INC.

                                          By: /s/ DOUGLAS A. MURPHY
                                             ----------------------------
                                          Title: President
                                                 ------------------------

[LOGO: A CoreStates Company]

                             GUARANTEE AND WAIVER

                                                       New York, New York
                                                       As of June   , 199


         In order to induce Congress Financial Corporation (herein called "Congress") to extend from time to time, in its sole discretion in each instance, one or more loans, advances or other financial accommodations to, or for the account or benefit of AMERICAN RICE, INC. (herein called "Obligor") and for other good and valuable consideration received, the undersigned, jointly and severally, irrevocably and unconditionally guarantee and agree to be liable for the prompt indefeasible and full payment, performance and observance of all indebtedness, liabilities, obligations and agreements of any kind of Obligor to Congress, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original renewed or extended, whether arising under any guarantee, endorsement or undertaking which Congress may make or issue to others for Obligor's account, including, without limitation, any accommodation extended to Obligor with respect to Congress' making or joining in application for letters of credit, acceptance of drafts or endorsement of notes or other instruments by Congress for Obligor's account and benefit, and whether arising directly or acquired from others (whether acquired outright or by assignment as collateral security from another and including, without limitation, Congress' participations or interests in Obligor's obligations to others), and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed, including, without limitation, Congress' charges, commissions, interests, expenses, fees, costs and reasonable attorneys' fees chargeable to Obligor in connection with any or all of the foregoing (all of the foregoing being herein referred to, jointly and severally, as the "Obligations").

         The undersigned waives notice of acceptance of this guarantee, the making of loans and extensions of credit to Obligor, the purchase or acquisition of receivables from Obligor, notice of any Obligations, and waives presentment, demand for payment, protest, notice of protest, notice of dishonor or nonpayment of any Obligations, suit or taking other action by Congress against, and any other notice to, any party liable thereon (including the undersigned) and waives any defense, offset or counterclaim to any liability hereunder. Congress may at any time and from time to time without the consent of, or notice to, the undersigned, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned hereunder, upon or without any terms or conditions and in whole or in part: (1) change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Obligations as so changed, extended, renewed or altered; (2) sell, exchange, release, surrender, offset, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, (3) exercise or refrain from exercising any rights against the Obligor or others (including the undersigned) or otherwise act or refrain from acting: (4) settle or compromise any Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Obligor to creditors of the Obligor other than Congress and the undersigned; and (5) apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid. The undersigned also agrees that Congress need not attempt to collect any Obligations from the Obligor or others or to realize upon any collateral, but may require the undersigned to make immediate payment of the Obligations to Congress when due or at any time thereafter.

         No invalidity, irregularity or unenforceability of all or any part of the Obligations, or of any security therefor, shall affect, impair or be a defense to this guarantee nor shall any other circumstance which might otherwise constitute a defense available to, or legal or equitable discharge of, the Obligor in respect of any of the Obligations, or of any security therefor, or the undersigned in respect of this guarantee, affect, impair or be a defense to this guarantee. Without limitation of the foregoing, the liability of the undersigned hereunder shall not be discharged or impaired in any respect by reason of any failure by Congress to perfect or continue perfection of any lien or security interest in any security for the Obligations or any delay by Congress in perfecting any such lien or security interest.

         The liability of the undersigned hereunder is absolute, primarily and unconditional and shall not be subject to any offset, defense or counterclaim of the Obligor. This guarantee is a continuing one and all obligations shall be conclusively presumed to have been created in reliance hereon. The books and records of Congress, showing the account between the Obligor and Congress, shall be admissible in evidence in any action or proceeding as prima facie proof of the items thereon set forth, and the monthly statement rendered to the Obligor, to the extent no written objection is made within thirty (30) days after the date thereof, shall constitute an account stated between Congress and the Obligor and be binding on the undersigned.

         Payment by the undersigned shall be made to Congress at Congress' office from time to time on demand as the Obligations become due. One or more successive or concurrent actions may be brought hereon against the undersigned either in the same action in which Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this guarantee is brought against the undersigned, the undersigned agrees not to deduct, set-off or seek to counterclaim for or recoup any amounts which are or may be owed by Congress to the undersigned.

         No revocation or termination hereof shall affect in which any manner rights arising under this guarantee with respect to (a) Obligations shall have been created, contracted, assumed or incurred prior to receipt by Congress of written notice of such revocation or termination or (b) Obligations which shall have been created, contracted, assumed or incurred after receipt of such written notice pursuant to any contract entered into by Congress prior to receipt of such notice; and the sole effect of revocation or termination hereof shall be to exclude from this guarantee Obligations thereafter arising which are unconnected with Obligations theretofore arising or transactions theretofore entered into.

         Upon the happening of any of the following events: default by the Obligor under any of the Obligations, or insolvency of the obligor or any of the undersigned, or suspension of business of the Obligor or any of the undersigned, or the issuance of any warrant of attachment against any of the property of the Obligor or any of the undersigned, or the making by the Obligor or any of the undersigned of any assignment for the benefit of creditors, or a trustee or receiver being appointed for the Obligor or any of the undersigned or for any property of any of them, or any proceeding being commenced by or against the Obligor or any of the undersigned under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute and, with respect to any such proceeding against the Obligor or any of the undersigned, remains undismissed for a period of thirty (30) days, unless the Obligor or such undersigned shall earlier acquiesce thereto -- then and in any such event, and at any time thereafter, Congress may, without notice to the Obligor or any of the undersigned, make the Obligations, whether or not then due, immediately due and payable hereunder as to any of the undersigned, and Congress shall be entitled to enforce the obligations of the undersigned hereunder.

         All sums of money at any time to the credit of the undersigned with Congress and any of the property of the undersigned on which Congress, at any time, has a lien or security interest or is in the possession of Congress at any time may be held by Congress as security for any and all obligations of the undersigned hereunder, notwithstanding that any of said money or property may have been deposited, or delivered by the undersigned for any other, different or specific purpose. Any and all claims of any nature which the undersigned may now or hereafter have against the Obligor, and payment of all amounts now or hereafter owed to the undersigned by the Obligor or any other obligor with respect to the Obligations (whether by contribution or otherwise) are hereby subordinated to the full payment to Congress of the Obligations and are hereby assigned to Congress as additional Collateral security therefor.

         In the event Congress retains attorneys for the purpose of effecting collection of the Obligations or the liabilities of the undersigned hereunder, the undersigned shall pay all costs and expenses of every kind for collection, including reasonable attorney's fees.

         If claim is ever made upon Congress for repayment or recovery of any amount or amounts received by Congress in payment or on account of any of the Obligations and Congress repays all or part of said amount by reason of (a) any judgment, decree or order of any Court or administrative body having jurisdiction over Congress or any of its property, or (b) any settlement or compromise of any such claim effected by Congress with any such claimant (including the Obligor), then and in such event the undersigned agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the undersigned, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and the undersigned shall be and remain liable to Congress hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Congress.



         No delay on the part of Congress in exercising any of its options, power or rights, or partial or single exercise thereof, shall consitute a waiver thereof. No notice or demand on the undersigned shall be deemed to be a waiver of the obligation of the undersigned to take further action without notice or demand as provided herein. No waiver of any of its rights hereunder, and no modification or amendment of this guarantee, shall be deemed to be made by Congress unless the same shall be in writing, duly signed on behalf of Congress and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Congress or the obligations of the undersigned to Congress in any other respect at any other time. The undersigned shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor or against the Obligor or any of its assets or property until Congress shall have been indefeasibly paid in full all Obligations.


         This guarantee and the rights and obligations of Congress and of the undersigned hereunder shall be governed and construed in accordance with the laws of the State of New York; and this guarantee is binding upon the undersigned, their heirs, executors, administrators, endorsees, successors or assigns, and shall inure to the benefit of Congress, its successors or assigns.



         The undersigned does hereby waive trial by jury in any actions, proceeding or counterclaim brought against the undersigned on any matters whatsoever arising out of or in any way connected with this guarantee, and the undersigned hereby agrees that all actions and proceedings relating directly or indirectly hereto may, at the option of Congress, be litigated exclusively in courts having thesir situs in New York County, New York, and the undersigned hereby irrevocably submits and consents to the jurisdiction of the Supreme Court of the State of New York, and the United States District Court for the Southern District of New York, and consents to the service of process in any such action or proceeding by certified or registered mail sent to the undersigned at the address of the undersigned shown from time to time on the records of Congress or by any other method permitted by law.

         The undersigned, if a corporation, does hereby represent and warrant to Congress that the execution and delivery of this instrument to Congress by the undersigned has been duly authorized by all necessary action of the Board of Directors and Shareholders of the undersigned, is validly issued in accordance with the Certificate of Incorporation and By-laws of the undersigned and in accordance with any statutes applicable hereto. Without limitation of the foregoing, this guarantee may not be terminated and shall continue so long as any Accounts Financing Agreement [Security Agreement) between Congress and the Obligor shall be in effect (whether during its original term or any renewal, substitution or extension thereof).

         The undersigned, if more than one, shall be jointly and severally liable hereunder and the term "Undersigned" wherever used herein shall mean all the undersigned and any one or more of them. Anyone signing this guarantee shall be bound hereby, whether or not anyone else signs this guarantee at any time. The term "Congress" includes any agent of Congress acting for it.



ATTEST:
                                              COMET RICE OF JAMAICA, LTD.

       --------------------------------
                (if applicable)               By: /s/ DOUGLAS A. MURPHY
                                                 -------------------------
                                              Title: President
                                                     ---------------------
                                                        (if applicable)










STATE OF         )
                 )ss.
COUNTY OF        )



         On this ........ day of June ......... 1995, before me personally came ............................................, to me known, who stated that he is the ................................... of COMET RICE OF JAMAICA, LTD.
described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                           ...................................
                                                       Notary Public





                                      -20-